Exhibit 10.21

February 28, 2013

Christopher W. Haffke, Esq.

Vice President, General Counsel and Secretary

American Greetings Corporation

One American Road

Cleveland, Ohio 44114

Dear Chris:

I am delivering this letter agreement on behalf of Morry Weiss, Jeffrey Weiss, Gary Weiss, Elie Weiss and myself (collectively, the “Weiss Family”) in connection with the Engagement Letter, dated the date hereof (the “Engagement Letter”), by and between American Greetings Corporation (the “Company”) and PricewaterhouseCoopers LLP (“PwC”).

The Company authorizes the Weiss Family to receive the information and deliverables produced by PwC under the Engagement Letter.

The Weiss Family will promptly reimburse the Company for (a) all fees and expenses charged by PwC to the Company in connection with the Engagement Letter and (b) any out of pocket expenses or other liabilities incurred by the Company in connection with its obligation to indemnify PwC pursuant to the Engagement Letter. In addition, the Weiss Family agrees that the Company has no responsibility or liability to any person or entity other than PwC with respect to the Engagement Letter or the services performed or information delivered thereunder.

The Weiss Family acknowledges that, by the written election of the Company, PwC may become a third party beneficiary to this letter agreement, entitled to enforce the terms hereof. The Weiss Family and the Company acknowledge that nothing in this letter agreement or the Engagement Letter or any document executed in connection with the Engagement Letter affects the continued applicability of the letter agreement dated November 2, 2012 among the Weiss Family, the Company and the other parties signatory to it.

Please confirm the foregoing understanding by signing and returning a signed copy of this letter agreement to me.

Very truly yours,

/s/ Zev Weiss
Zev Weiss, on behalf of the Weiss Family

Acknowledged:

American Greetings Corporation

By:	/s/ Christopher W. Haffke
Christopher W. Haffke
Vice President, General Counsel and Secretary